                                                                   Exhibit 10.13


** Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

                                                                            COPY

                                  MLE Marketing
--------------------------------------------------------------------------------
                A Division of Southern States Cooperative, Inc.


January 12, 2000

VIA FACSIMILE AND REGULAR MAIL

eMerge Interactive, Inc.
Attn: Scott Matthews, Chief Operating Officer
10315 102nd Terrace
Sebastian, FL  32958

Dear Scott:

      This letter agreement (hereinafter the "Agreement") sets forth the proposed terms and conditions under which Southern States Cooperative, Inc. of 6606 West Broad Street, Richmond, Virginia 23260 (hereinafter "Southern States") and eMERGE INTERACTIVE of 10315 102nd Terrace, Sebastian, FL 32958 (hereinafter "eMerge") intend to sell cattle via the Internet using eMerge's technology and cyberstockyard website.

OBJECTIVES.

- Southern States and eMerge will work together to create a strategic relationship leveraging the strengths of both companies.

- Southern States and eMerge will conduct auctions on the dates set forth on Schedule A, which are projected auction dates and may be changed from time to time as necessary.

TERM.

- This Agreement shall expire on May 31, 2000. The terms and conditions herein supercede any and all previous written agreements between the parties. This Agreement may not be amended or extended without the written agreement of both parties.

AGENCY.

Mr. Scott Matthews
January 7, 2000
Page 2


- Southern States will be eMerge's exclusive representative for eMerge's live cattle auction technology in the in the territory described in Schedule B.

- Southern States will also be acting as paying agent for eMerge according to this Agreement. As such Southern States, accepts no risk of non-payment by the Qualified Buyers (as hereinafter defined below), unless non-payment is the direct result of misrepresentation or negligence on the part of Southern States or its designated representative.

EXCLUSIVE RIGHTS.

- eMerge grants Southern States an exclusive right to use and promote its live cattle auction technology in the territory described in Schedule B. eMerge acknowledges and agrees that it, and any of its representatives or agents other than Southern States, are prohibited from soliciting cattle for cyberstockyard auctions in the territory described in Schedule B. eMerge and Southern States agree that both parties may solicit cattle for cyberstockyard auctions outside of this defined region.

- During the term of this Agreement, all producer profiles and cattle Information that Southern States furnishes to eMerge regarding Southern States' customers shall be considered confidential and will remain the exclusive property of Southern States.

- Southern States, exclusive rights under this Agreement shall be subject to Southern States' ability to deliver the number of cattle described In Schedule C.

INDIVIDUAL OBLIGATIONS OF THE PARTIES.

SOUTHERN STATES:

- Southern States will be responsible for locating and videotaping quality load lots of cattle from producers (hereinafter "Seller(s)") from the territory described in Schedule B to Qualified Buyers (defined herein below) provided by eMerge.

- After each auction, Southern States will work with eMerge to facilitate delivery of the cattle from the Sellers to the Qualified Buyers. Southern States will coordinate the transportation arrangements between the Qualified Buyers and the Sellers. Southern States will be responsible for verifying the insurance coverage, both liability and cargo, of all transportation agents unless the Qualified Buyer provides "buyer-owned" transportation.

- Southern States agrees to perform all of the process requirements outlined in Schedule D.

Mr. Scott Matthews
January 7, 2000
Page 3


- cattle are not accepted by the Qualified Buyers due to misrepresentation by Southern States, eMerge will contact Southern States immediately upon receiving notice from the Qualified Buyer. Southern States will have the opportunity to talk with the Qualified Buyer to investigate and determine the validity of the misrepresentation claim. If Southern States determines that it misrepresented the cattle at the time of the auction, or the cattle delivered to the Qualified Buyer do not meet the specifies outlined at the time of the sale, Southern States will be responsible for negotiating any price adjustment and the cattle auction price paid to Southern States by eMerge will be adjusted dollar for dollar.

eMERGE:

- eMerge will provide Qualified Buyers for the auctions whose credit-worthiness and identities eMerge has Investigated and verified prior to enabling such users access to the cyberstockyard auction system (hereinafter "Qualified Buyers").

- eMerge will only allow those Qualified Buyers onto the site whose identity it has verified through the use of a secure password system.

- eMerge agrees to make its internet auction site available for sales on the dates listed on Schedule A. In the event that eMerge is unable to make Its auction site available on those dates, eMerge's sole obligation is to provide an alternative date(s) that is/are mutually agreed upon by the parties. Auctions shall begin at a time mutually agreed upon by the parties.

- eMerge will provide demonstration software for the cyberstockyard auction system to Southern States, including all upgrades, advances and now releases. EMERGE approves and releases Southern States to demonstrate and promote such software technology to its field personnel, producers and corporate employees.

- eMerge will provide Southern States with up to 20 cameras necessary for the taping of cattle.

- eMerge will provide all necessary support for the digitizing, encoding, and delivering of the video to the Feedlot Information System ("FIS") web site.

- If the Qualified Buyers refuse delivery of the cattle due to alleged misrepresentation by Southern States, eMerge must contact Southern States immediately upon receiving notice from the Qualified Buyer. eMerge agrees that Southern States will have the opportunity to talk with the Qualified Buyer to investigate and determine the validity of the misrepresentation claim. If Southern States determines that it misrepresented the cattle at

Mr. Scott Matthews
January 7, 2000
Page 4


      the time of the auction, or the cattle delivered to the Qualified Buyer do not meet the specifics outlined at the time of the sale, Southern States will be responsible for negotiating any price adjustment with the Qualified Buyer and the payment between Southern States and eMerge will be adjusted accordingly . In the case of a misrepresentation or cattle rejection, eMerge will enter the negotiation process, to assist in resolving the situation.

- eMerge agrees to perform all of the process requirements outlined in Schedule D.

- eMerge consents to the use of its trademarks in Southern states promotions and advertising at no cost to Southern States.

JOINT OBLIGATIONS OF THE PARTIES.

- Southern States and eMerge will work together to facilitate participation with the National Livestock Producer's Association Members (N.L.P.A.).

- Southern States will agree to help distribute any producer technologies including but not limited to eMerge's e-commerce platform to its customers on behalf of eMerge Interactive for a fee as long as they see that such technology is useful and profitable for Southern States' customers and their businesses.

- Southern States and eMerge agree that the development of a shared advertising program is mutually beneficial to the interest of both parties. Both parties agree to undergo discussions to develop these programs as soon as is practicable after the signing of this Agreement

- Each party recognizes the importance of the other party's relationship with its customer base and agrees to consult with the other party in matters concerning same.

- Each party agrees to indemnify the other party and hold the other party harmless from and against any and all claims, liabilities, damages, costs (including attorneys' fees) for personal injury or damage to any person or property arising out of the other party's actions, operations, duties or obligations arising under the terms of this Agreement.

DEFAULT AND TERMINATION.

- If one of the parties defaults under the terms and conditions of this Agreement, the non-defaulting party may terminate this Agreement within five days of the default. Failure of the non-defaulting party to exercise this right shall not waive any of the non-defaulting party's rights and remedies to recovery of damages under contract law.

Mr. Scott Matthews
January 7, 2000
Page 5


- Should a default under or termination of this Agreement occur and there are outstanding and unpaid financial obligations between the parties under the Agreement, both parties agree that each party shall be and remain liable for the full performance of those outstanding financial obligations.

REMEDIES.

- All rights and remedies provided herein shall be in addition to and not in substitution of all other rights and remedies available to a party at law or in equity.

WARRANTIES.

- SOUTHERN STATES DISCLAIMS ANY AND ALL WARRANTIES TO EMERGE AND THE QUALIFIED BUYERS WITH THE REGARD TO THE CATTLE, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

- Southern States warrants that the descriptions of the cattle and the videos that it provides to eMerge for the cyberstockyard auctions shall accurately reflect the Sellers' cattle.

ENTIRE AGREEMENT.

- This Agreement, together with the Schedules attached hereto, represents the entire agreement and understanding between the parties with reference to the transactions contemplated herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the Schedules. This Agreement may not be contradicted by evidence of prior or contemporaneous or subsequent oral agreements between the parties. This Agreement may be modified, altered or amended only by the written agreement of the parties hereto.

SCHEDULES.

- Schedules A-D as listed below and attached hereto are incorporated herein by reference and shall be made a part of this Agreement:

      Schedule          Description
      --------          -----------
      Schedule A:       Auction dates scheduled for 2000

Mr. Scott Matthews
January 7, 2000
Page 6


      Schedule B:       Region in which eMerge grants Southern States an
                        exclusive right to solicit cattle for cyberstockyard
                        auctions and also to use and promote eMerge's live cattle
                        auction technology

      Schedule C:       Volume That Will Be Generated by Southern States for
                        Cyberstockyard Auctions

      Schedule D:       Roles, Responsibilities, Process and Procedures

WAIVERS AND AMENDMENTS.

- Any failure of any party to comply with any of its obligations, agreements or conditions as set forth in this Agreement may be expressly waived in writing by the other parties, but no such waiver shall operate or be construed as a waiver of any subsequent default. The acceptance of any payment or performance by any party which Is different from the provisions of this Agreement on one or more occasions shall not be deemed to be a waiver of the right to insist upon prompt or consistent payment or performance in the future according to this Agreement as written. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

COSTS OF ENFORCEMENT.

- In the event that any party hereto defaults in the performance of its obligations hereunder, the non-defaulting party shall be entitled to recover from the defaulting party all fees, costs, and expenses (including attorneys' fees and expenses) incurred in enforcing the provisions of this Agreement.

CONSTRUCTION OF AGREEMENT.

- No provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto or thereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

AUTHORITY TO ENTER INTO AGREEMENT.

- By their signatures on this Agreement, both parties covenant that they have the authority to enter into this Agreement and bind their respective companies to the terms and conditions contained herein.

COUNTERPART.

Mr. Scott Matthews
January 7, 2000
Page 7


- This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

      Scott, if you are in agreement with the terms and conditions contained herein, please sign and return it to me. On behalf of Southern States, we look forward to a successful relationship with eMerge in the area of cyberstockyard auctions.

Sincerely,

SOUTHERN STATES COOPERATIVE, INC.                ACCEPTED AND AGREED TO:
                                                EMERGE INTERACTIVE, INC.



                                      ___________________________________(Seal)

Ray R. Ramsey
Director of Livestock Marketing      By:______________________________________

                                     Its:_____________________________________

Mr. Scott Matthews
January 7, 2000
Page 8


SCHEDULE A
Letter Agreement between Southern States and eMerge
January 6, 2000


                        AUCTION DATES SCHEDULED FOR 2000

                                January 28, 2000
                                February 16, 2000
                                March 1, 2000
                                March 15, 2000
                                April 6, 2000
                                April 19, 2000
                                May 3, 2000
                                May 17, 2000



**Note: These auction dates may be changed from time to time as deemed necessary by the parties.
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Mr. Scott Matthews
January 7, 2000
Page 9


SCHEDULE B

Letter Agreement between Southern States and eMerge
January 6, 2000



             REGION IN WHICH eMERGE GRANTS SOUTHERN STATES AN EXCLUSIVE RIGHT TO SOLICIT CATTLE FOR CYBERSTOCKYARD AUCTIONS AND ALSO TO USE AND PROMOTE eMERGE'S LIVE CATTLE AUCTION TECHNOLOGY


                           [ ** ]
                           [ ** ]
                           [ ** ]
                           [ ** ]
                           [ ** ]
                           [ ** ]
                           [ ** ]
                           [ ** ]
                           [ ** ]
                           [ ** ]
                           [ ** ]
                           [ ** ]
                           [ ** ]
                           [ ** ]
                           [ ** ]
                           [ ** ]
                           [ ** ]



[ ** ] Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

Mr. Scott Matthews
January 7, 2000
Page 9


SCHEDULE C
Letter Agreement between Southern States and eMerge
January 6, 2000



                        VOLUME THAT WILL BE GENERATED BY
                       SOUTHERN STATES FOR CYBERSTOCKYARD
                                  AUCTIONS* **

                     January            [ ** ] head of cattle
                     February           [ ** ] head of cattle
                     March              [ ** ] head of cattle
                     April              [ ** ] head of cattle
                     May                [ ** ] head of cattle


                  *Months and quotas listed above are for the year 2000.

      **Monthly volume quotas listed above are a collective figure for all auctions during that month.



[ ** ] Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

Mr. Scott Matthews
January 7, 2000
Page 11



SCHEDULE D
Letter Agreement between Southern States and eMerge
January 6, 2000

                 ROLES, RESPONSIBILITIES, PROCESS AND PROCEDURES

PRIOR TO THE AUCTION:

1. Southern States will solicit cattle producers (hereinafter "Seller(s)") to participate in selling their cattle on the Internet using eMerge's Cyberstockyards auction website.

2.. Southern States will film the cattle, describe the cattle in a consignment agreement with each Seller and collect a $[ ** ] per head consignment fee.

3. Southern States will send the film and one copy of the consignment agreement to eMerge at least five business days prior to the auction date. Southern States will be responsible for all mailing expenses.

4. Consignment information will be entered into systems of both eMerge and Southern States. Both parties will work to develop a system that eliminates this duplication of effort. In the future, information will be entered by Southern States and downloaded to eMerge.

5. Film is edited at eMerge with the assistance of Southern States personnel and incorporated into the Cyberstockyard auction arena at least 48 hours prior to sale date. Determining sale order will be a joint effort between Southern States and eMerge.

6. eMerge will provide Qualified Buyers for the cattle that Southern States signs up through the consignment forms.

7. eMerge will only allow those Qualified Buyers onto the site whose identities it has verified through the use of a secure password system.



[ ** ] Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

Mr. Scott Matthews
January 7, 2000
Page 12



SCHEDULE D (CONTINUED)


DAY OF THE AUCTION

8. Southern States will communicate each Seller's suggested starting auction price, required final selling price and any changes or corrections to lot descriptions to the eMerge sale administrator at least one (1) hour before the lot is scheduled to sell. Southern States will also be in contact with both the Seller and the eMerge sale administrator throughout the sale of each lot as changes may be necessary (i.e. delivery date).

9. After bidding has ended on each lot of cattle, eMerge will notify the highest bidder that they are the successful Qualified Buyer. Southern States will contact the Seller and notify eMerge of the Seller's acceptance or rejection of the Qualified Buyers final bid as soon as possible. % If the Seller rejects the Qualified Buyer's final bid Price, eMerge will notify the Qualified Buyer of the "no sale" on that particular lot of cattle. The Seller will forfeit the $[ ** ] per head consignment fee to Southern States as a "no sale" fee.

10. eMerge will communicate confirmation of the purchase to the Qualified Buyer following the sale by executing an agreement with the Qualified Buyer. eMerge agrees to include the following in its agreement with each Qualified Buyer:

      - Specifically indicate that transportation and delivery are to be coordinated between the Qualified Buyer and the listed representative for each lot of calls.

      - If Qualified Buyer rejects the cattle due to misrepresentation, the Qualified Buyer must verbally notify and provide written notice to eMerge of such rejection within twenty-four- (24) hours of delivery.

      - Confirmation of price, delivery dates and transportation arrangements.


[ ** ] Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.

Delivery and Equipment

Mr. Scott Matthews
January 7, 2000
Page 13



11. Qualified Buyer will send a $[ ** ] per head prepayment by overnight mail or electronic funds transfer to eMerge within 24 hours of the final sale. If the delivery date is over five (5) days from the sale date, eMerge will send a prepayment of $[ ** ] per head to Southern States within forty-eight (48) hours of the final sale. Southern States will then pay a $[ ** ] per head prepayment to the Seller. All prepayments, including the remaining $[ ** ] per head not paid to the Seller which is retained by Southern States and eMerge, will be appropriately adjusted for in the final sale transaction.

12. eMerge will provide a list of the Qualified Buyers and bidders, including names and phone numbers, to Southern States immediately following each auction. Southern States will disperse this information to the appropriate representatives so that they can be present at the loading and weighing of the cattle.

13. The cattle will be picked up at the Seller's location according to the trucking arrangement provided by the Qualified Buyer and will be taken to the weighing location specified by the Seller.

14. At the weighing location, Southern States will record the head count say, weight and physical conclusion of the cattle.

15. Risk of loss and passage of title to the cattle will pass from the Seller to the Qualified Buyer at the time that the cattle leave the scales and an invoice is created confirming the terms of the sale.






[ ** ] Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.


16. When the cattle are weighed, Southern States will pay the Seller as eMerge's agent on behalf of eMerge's contract with the Qualified Buyer. Such payment will be based on a per pound calculation using the final bid price listed on the Qualified Buyer's agreement with eMerge. The gross sale price will include any necessary weight-related adjustments. Southern States will deduct a [ ** ] commission from the gross sales price (net of the

Mr. Scott Matthews
January 7, 2000
Page 14


      [ ** ] per head consignment fee) and distribute the net sale proceeds in the form of a check to the Seller.

17. Southern States will document the average weight of the cattle loaded onto the truck the calculation of the net price and the check number for the payment. Southern States will send this information to eMerge along with an invoice for payment from eMerge to Southern States. The invoice will clearly set forth the portion of the sale price that shall be retained by eMerge.

18. Within 48 hours of Southern States' payment to the Seller, eMerge will electronically pay Southern States per the terms of the invoice described in #17.



[ ** ] Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.


19. eMerge is responsible for collecting the Qualified Buyer's payment to eMerge. Southern States shall bill paid as described in #18, regardless of Qualified Buyers arrangement with eMerge and regardless of when eMerge receives payment from the Qualified Buyer. If Qualified Buyer rejects the cattle for any reason other than misrepresentation (see exception noted below) or fails to pay eMerge, eMerge bears the burden of collection and placement of the cattle.

      - Exception: If the Qualified Buyer rejects the cattle due to a claim of misrepresentation based on Southern States' filming or descriptions of the cattle,

Mr. Scott Matthews
January 7, 2000
Page 15



            eMerge must contact Southern States immediately upon receiving notice from the Qualified Buyer. Southern States will have the opportunity to talk with the Qualified Buyer to investigate and determine the validity of the Qualified Buyer's misrepresentation claim. If Southern States determines that it misrepresented the cattle at the time of the auction, or the cattle delivered to the Qualified Buyer do not meet the specifics outlined at the time of the sale, Southern States will be responsible for negotiating any price adjustment with the Qualified Buyer and the payment between Southern States and eMerge will be adjusted accordingly. In the case of a misrepresentation or cattle rejection, eMerge will enter the negotiation process to assist in resolving the situation.

      - eMerge agrees to transfer its security interest to Southern States in the event that Southern States' accepts responsibility for any misrepresentation and agrees to remarket the cattle.

20. [ ** ] of the gross sales price of each sale will be distributed as follows:

      -     [ ** ] will be deducted by eMerge from its payment to Southern
            States.

      -     Southern States will retain [ ** ] of its payment from eMerge.

      - The remaining [ ** ] will be retained as a commission by the party whose representative solicited the Seller in each individual transaction. Each party will be responsible for administering such commissions to its employees and representatives where applicable.




[ ** ] Certain portions of this exhibit have been omitted based upon a request for confidential treatment that has been filed with the Commission. The omitted portions have been filed separately with the Commission.



POST-AUCTION

21. eMerge agrees to keep a copy of the film and sales information used in each auction for a period of six (6) months or to provide a copy of such information to Southern States for its files promptly after each auction.